EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of this 20th day of September, 2012, among S&W Seed Company, a Nevada corporation, with offices at 25552 South Butte Avenue, Five Points, California 93624 (the "Company") and Riley McCormack, residing at 2555 Lake Avenue, Miami Beach, Florida 33140 (the "Purchaser").

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants and the terms set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1 Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

"1934 Act" means the Securities Exchange Act of 1934, as amended.

"Affiliate" of a person or entity shall mean any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person or entity. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

"Commission" means the United States Securities and Exchange Commission.

"Governmental Authority" means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial body of competent jurisdiction.

"Law" means any foreign, local, state or federal law, ordinance, regulation, order, injunction or decree, or common law or any other binding requirement of a Governmental Authority.

"Liens" means encumbrances, mortgages, claims (pending or threatened), security interests, options, charges, pledges, title defects or objections, easements, encroachments or restrictions of any kind of any nature whatsoever, lock-up arrangements, options or rights of first offer or refusal, or stop transfer order.

"Person" means any entity, organization or individual.

"SEC Documents" shall mean each form, report, schedule, statement and other document filed or required to be filed by the Company with the Commission pursuant to the 1934 Act through the date hereof, including any filed amendment to such document, whether or not such amendment is required to be so filed.

"Transfer Agent" means Transfer Online, Inc.

ARTICLE 2 - PURCHASE AND SALE

Section 2.1 Purchase and Sale of Securities.

At the Closing (as defined in Section 9.1), the Company will sell and issue to the Purchaser, and the Purchaser will purchase (the "Closing"), Six Hundred Thousand (600,000) shares of the Company's authorized and unissued Common Stock (the "Shares"), free and clear of all Liens other than transfer restrictions under applicable securities laws and any Liens resulting from actions of the Purchaser and his Affiliates.

Section 2.2 Purchase Price.

At the Closing the Purchaser will pay to the Company Three Million Five Hundred Ten Thousand Dollars ($3,510,000) (the "Purchase Price") as payment in full for the Shares purchased by him hereunder. The amount required to be paid pursuant to this Section 2.2 shall be paid by wire transfer of immediately available funds at Closing to an account designated by the Company no later than one business day prior to Closing.

Section 2.3 Deliveries by the Company.

The Company shall deliver or cause to be delivered to the Transfer Agent (i) an irrevocable opinion of counsel, substantially in the form attached hereto as Exhibit A, providing for issuance of one or more certificates (as directed by Purchaser or his representative) evidencing the Shares being purchased by the Purchaser, which certificate(s) are to be sent by the Transfer Agent to the Purchaser; and (ii) such other documents as may be required by the Transfer Agent to issue certificate(s) for the Shares in Purchaser's name.

Section 2.4 Deliveries by Purchasers.

The Purchaser will deliver or cause to be delivered to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company.

Section 2.5 Intentionally Omitted.

ARTICLE 3 - COMPANY REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Purchaser the following:

Section 3.1 Organization and Standing.

The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its respective articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 3. 2 Due Authorization; Power and Authority.

The Company has the right, power and authority to execute, deliver and perform this Agreement and all the documents and instruments referred to herein and contemplated hereby and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby by the Company, have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or equitable principles.

Section 3.3 No Conflicts.

The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein by the Company will not: (i) violate or conflict with any of the provisions of the organizational documents of the Company, (ii) violate, conflict with, result in a breach or default under, cause termination of, create any right of termination under or any adverse change of rights under (including the acceleration of payments under), any term or condition of, or result in the creation of any Lien pursuant to, any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which the Company is a party, or by which the Company may be bound or (iii) violate any provision of Law or any valid and enforceable court order or ruling of any Governmental Authority to which the Company may be bound, as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 3.4 Filings, Consents and Approvals.

The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than filings or notices required by the Commission and the Florida Division of Securities after the closing of this Transaction, (ii) the filing with the Commission of the Registration Statement.

Section 3.5 Issuance of the Securities.

The Shares are duly authorized and, when issued and paid for in accordance with the this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

Section 3.6 Private Placement.

Assuming the accuracy of the Purchasers representations and warranties set forth in Article 4, no qualification and/or registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of The NASDAQ Stock Market ("NASDAQ").

Section 3.7 Investment Company

The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 3.8 Listing and Maintenance Requirements

The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from NASDAQ to the effect that the Company is not in compliance with NASDAQ's listing or maintenance requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 3.9 No Integrated Offering

Assuming the accuracy of the Purchaser's representations and warranties set forth in Article 4, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act of 1933, as amended, or any applicable stockholder approval provisions, including, without limitation, under NASDAQ's rules and regulations.

Section 3.10 Manipulation of Price

The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Section 3.11 SEC Documents; Financial Statements.

As of their respective dates (or if amended or superceded, as of the date of the last amendment or superceding report filed prior to the date hereof), the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the Commission promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company, including the notes thereto, included in the Company's SEC Documents (the "Company Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the Commission). The Company Financial Statements fairly present the consolidated financial condition and operating results of the Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

Section 3.12 Material Changes.

Since the filing of the most recent SEC Documents, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a material adverse effect to the Company; (ii) any acquisition, sale or transfer of any material asset of the Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock; (v) any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of the Company taken as a whole.

ARTICLE 4 - PURCHASER REPRESENTATIONS AND WARRANTIES

The Purchaser hereby represents and warrants to the Company the following:

Section 4.1 Power and Authority.

The Purchaser has the right, power and authority to execute, deliver and perform this Agreement and all the documents and instruments referred to herein and contemplated hereby and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and will constitute a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or equitable principles.

Section 4.2 No Conflicts.

The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated herein by the Purchaser will not: (i)  violate, conflict with, result in a breach or default under, cause termination of, create any right of termination under or any adverse change of rights under, (including the acceleration of payments under) any term or condition of, or result in the creation of any Lien pursuant to, any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which such Purchaser is a party or by which such Purchaser or any of its properties may be bound or (ii) violate any provision of Law or any valid and enforceable court order or ruling of any Governmental Authority to which Purchaser is a party or by which Purchaser or his properties may be bound as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.3 Required Consents, Approvals and Filings.

No consent or approval is required by virtue of the execution of this Agreement by the Purchaser or the consummation of the transaction contemplated herein by the Purchaser.

Section 4.4 Accredited Investor.

The Purchaser is an accredited investor as that term is defined in Section 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Section 4.5 Financial Capacity.

The Purchaser has, and on the Closing Date will have, sufficient funds to purchase the Shares in accordance with the terms hereof.

Section 4.6 Purchase for Investment.

The Purchaser is acquiring the Shares for his own account in the ordinary course of his business, for investment only and not with a view to the distribution thereof in violation of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Section 4.7 Restricted Securities.

The Purchaser acknowledges that the Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and the certificates evidencing the Shares will be legended accordingly. Without limiting the generality of the foregoing, the Purchaser acknowledges that, unless the resale of the Shares is covered under an effective registration statement, the Shares may not be sold pursuant to Rule 144 for a period of six (6) months from the date of Closing.

Section 4.8 Sophistication.

The Purchaser has, independently and without reliance upon the Company and its Affiliates, and based on such documents and information as the Purchaser has deemed appropriate, made his own appraisal of, and investigation into, the business, operations, property, financial and other condition of the Company, investment merits and consequences of his purchase of the Shares and made his own decision with respect to its purchase of the Shares. The Purchaser has consulted to the extent deemed appropriate by it with his own advisers as to the financial, tax, legal and related matters concerning a purchase of the Shares and on that basis understands the financial, legal, tax and related consequences of a purchase of the Shares, and believes that a purchase of the Shares is suitable and appropriate for him. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. The Purchaser understands that his investment in the Shares involves a significant degree of risk including a risk of total loss of his investment, and he is fully aware of and understands all the risk factors related to his purchase of the Shares. The Purchaser acknowledges that the Company and its Affiliates have or may have material non-public information relating to the business or financial condition of the Company, or relating to the Shares, that has not been disclosed to the Purchaser and which information may impact the value of the Shares, and that notwithstanding such non-

disclosure, the Purchaser has received information deemed by him to be sufficient to allow him to make an independent and informed decision with respect to his acquisition of the Shares contemplated hereunder.

Section 4.9 Broker.

The Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

ARTICLE 5 - COVENANTS OF THE PARTIES

Section 5.1 Consents and Approvals.

The Company and the Purchaser shall take, or cause to be taken, all actions and shall do, or cause to be done, all things necessary under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby by any Governmental Authority with regulatory jurisdiction over enforcement of any applicable antitrust or other similar regulatory Laws ("Governmental Regulatory Authority") (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Regulatory Authority).

Section 5.2 Taxes.

All liability for sales, transfer, use, gross receipt or other similar taxes arising out of the transactions contemplated by this Agreement shall be borne by the Company. Responsibility for collecting and paying such taxes shall be as required under applicable Law.

Section 5.3 Incidental Registration.

Until such time as the Purchaser can freely sell all of his Shares without restriction under Rule 144 or otherwise, if the Company proposes to register any of its securities under the Securities Act for sale to the public pursuant to a registration statement ("Registration Statement") on which seller stockholder securities may be included, each such time the Company will give written notice to the Purchaser. Upon the written request of the Purchaser received by the Company within fifteen (15) days after the receipt of any such notice from the Company under this Section 5.3 to register any of the Purchaser's Shares, the Company will use its best efforts to include all of the Shares as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Purchaser of such Shares so requested to be registered.

In connection with any Registration Statement under this Section 5.3 involving an underwritten offering, the Company shall only be required to include any Shares in such underwriting in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If, in the opinion of the managing underwriter, Shares which the Purchaser has requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Shares held by the Purchaser, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the managing underwriter recommends that Shares held by the directors, officers, employees or Affiliates of the Company not be included in the public offering because it would materially and adversely affect such public offering, then such Shares shall not be included in the offering notwithstanding the right set forth herein. No other securities requested to be included in a registration for the account of anyone other than the Company or the Purchaser shall be included in a registration unless all Shares requested to be included in such registration are so included (subject to the managing underwriter's views set forth in this section).

The Company shall bear the costs of such registration, other than underwriting discounts and commissions incident to the sale of the Shares, if so incurred, which underwriting fees shall be the responsibility of the Purchaser with respect to the Shares the Purchaser elects to sell, as well as any attorneys' fees and costs, if any, incurred by the Purchaser as a selling stockholder. This Section 5.3 shall survive the Closing.

Section 5.4 Rule 144 Legal Opinions.

From time-to-time following the satisfaction of the applicable conditions to the public sale of the Shares by Purchaser as set forth in Rule 144 promulgated under the Securities Act, the Company agrees promptly following the request therefor from Purchaser to cause its counsel to provide to the Company and its transfer agent an opinion to the effect that such transfer does not require registration of such Shares under the Securities Act.

Section 5.5 Beneficial Ownership Report.

The Company agrees to cause its counsel to prepare and timely file, at no cost to Purchaser, a beneficial ownership report on Schedule 13G disclosing the acquisition by Purchaser of greater than five percent (5%) of the Company's common stock. The Purchaser shall be responsible for filing any subsequent amendments to such Schedule 13G.

ARTICLE 6 - CONDITIONS TO THE COMPANY'S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby will be subject to the satisfaction (or written waiver by the Company) at or prior to the Closing of the condition that there shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

ARTICLE 7 - CONDITIONS TO PURCHASER'S OBLIGATIONS

The obligation of the Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction (or written waiver by such Purchaser) at or prior to the Closing of the condition that there shall be in effect no injunction, decree or order of, any Governmental

Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

ARTICLE 8 - CLOSING

Section 8.1 Closing.

Assuming the satisfaction or, if permitted, wavier of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated hereby (the "Closing") shall take place on September 24, 2012, at the Company's offices, or such earlier time and/or date as the parties may agree upon in writing (the "Closing Date") If the conditions set forth in Articles 6 and 7 are not satisfied by September 24, 2012, the Closing shall take place within three (3) business days of the satisfaction or, if permitted, wavier of the conditions set forth in Articles 6 and 7. At the Closing, the Company will make the deliveries set forth in Section 2.3 and the Purchaser will deliver the Purchase Price in accordance with Section 2.4.

Section 8.2 Termination Prior to Closing.

Notwithstanding the foregoing, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(A) Upon the written agreement of the parties hereto; or

(B) By the Company or Purchaser, by giving written notice to the other party in the event that any permanent injunction or action by any Governmental Authority preventing the consummation of the transactions contemplated by this Agreement shall be have become final and nonappealable.

Section 8.3 Effect of Termination.

Termination of this Agreement pursuant to Section 8.2 will terminate all obligations of the parties hereunder, except for Sections 9.7 and 9.10; provided, however, that termination pursuant to such Section 8.2 will not relieve a defaulting or breaching party from any liability to the other party hereto.

ARTICLE 9 - MISCELLANEOUS

Section 9.1 Entire Agreement.

This Agreement and all other agreements to be signed or delivered at Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

Section 9.2 Waivers.

No waiver by a party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right will not be deemed a waiver of such right or rights in the future.

Section 9.3 Parties Bound by Agreement; Successors and Assigns; Nature of the Company's Obligations.

The terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Neither of the parties hereto may transfer or assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior written consent of the other parties hereto.

Section 9.4 Counterparts

This Agreement may be executed in multiple counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

Section 9.5 Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be given (and shall be deemed to have been duly given when received or first refused) (i) by hand delivery, (ii) by overnight courier, express mail service or registered or certified mail, in each case with postage or fees prepaid, or (iii) by facsimile or email transmission (with a copy of any such notice sent by hand delivery, overnight courier, express mail service or registered or certified mail, in each case with postage or fees prepaid) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

S&W Seed Company
25552 South Butte Avenue (if in person or overnight mail)
P.O. Box 235 (if by U.S. mail)
Five Points, California 93624
Attention: Chief Financial Officer
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

with a copy to (which shall not constitute notice):

Wickersham & Murphy, P.C.
430 Cambridge Avenue, Suite 100
Attention: Debbie Weiner
Facsimile: (650) 323-1108
Email: debbie@wickersham.com

If to Purchaser:

Riley McCormack
2555 Lake Avenue
Miami Beach, Florida 33140
Email: rm@tracercap.com

with a copy to (which shall not constitute notice):

Seth P. Markowitz, P.C.
100 Garden City Plaza, Suite 500
Garden City, New York 11530
Attention: Seth Markowitz
Facsimile: (800) 765-0159
Email: seth@markowitzpc.com

Section 9.6 Governing Law; Submission to Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any State or Federal court sitting in Miami-Dade County, Florida, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 9.7 Public Announcements.

Except as required by Law, any announcements or similar publicity or any disclosure to any person other than the respective advisors of the parties hereto regarding the contents of this Agreement or any other agreement between the parties entered into pursuant hereto shall be agreed upon by the parties prior to such disclosure and, except as provided herein, any information relating to the matters described above shall be kept confidential by the parties hereto (and their respective representatives and agents); provided that nothing herein shall prohibit the Company from making such disclosure to the Company's Affiliates and any shareholders of the Company and its Affiliates; and provided further, that this prohibition shall not be deemed breached in the event the Company is required to disclose this transaction under the rules and regulations of the Commission applicable to the Company.

Section 9.8 No Third-Party Beneficiaries.

There exists no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

Section 9.9 Enforcement.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms thereof, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.10 Fees and Expenses.

Each party hereto shall bear its/his own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

Section 9.11 Interpretation.

Words of the masculine gender will be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number will include the plural number and vice versa unless the context will otherwise indicate. The headings of this Agreement are for convenience and do not define or limit the provisions hereof. Words importing persons include firms, associations and corporations. The term "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Agreement, the term "heretofore" means before the date of execution of this Agreement and the term "hereafter" means after the date of execution of this Agreement. References herein to "include," "includes" or "including" shall mean without limitation.

Section 9.12 Further Assurances.

At any time or from time to time after the Closing, at the Purchaser's request and without further consideration, the Company shall execute and deliver to the Purchaser such other instruments of sale, conveyance, and issuance, provide such materials and information and take such other actions as the Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Purchaser, and to confirm in the Purchaser title to the Shares.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

S&W SEED COMPANY

By: /s/ Matthew K. Szot
Matthew K. Szot
Senior Vice President and
Chief Financial Officer

PURCHASER:

/s/ Riley McCormack
Riley McCormack

Exhibit A

WICKERSHAM & MURPHY
 A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
430 CAMBRIDGE AVENUE, SUITE 100
PALO ALTO, CALIFORNIA 94306
TELEPHONE: (650) 323-6400
DEBRA K. WEINER	FAX: (650) 323-1108	E-Mail Address: debbie@wickersham.com

September 24, 2012

Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214
Attn: Carolyn Hall

Re: S&W Seed Company
      Issuance of 600,000 Shares of Common Stock

Ladies and Gentlemen:

We have been asked, as counsel to S&W Seed Company (the "Company") to render to you our opinion with respect to the issuance of 600,000 unregistered shares of the Company's Common Stock (the "Shares"), which Shares are being sold in a private placement that will close on September 24, 2012. The Shares are to be issued to the following investor:

Riley McCormack
2555 Lake Avenue
Miami Beach, FL 33140
Social Security Number:

The certificates evidencing the Shares should be dated September 24, 2012 and should bear a legend substantially as follows:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provision has been established or unless sold pursuant to Rule 144 under the Securities Act of 1933 to the satisfaction of the issuer of the stock, in its sole discretion, which may require a written opinion of legal counsel satisfactory to the issuer of the stock that removal of this restrictive legend is in all manner proper and in compliance with the requirements of the Act.

In rendering this opinion, we have examined such of the corporate records of the Company as we deemed necessary, including a copy of an Action by Unanimous Written Consent of the Board of Directors of the Company. Based upon the foregoing, we are of the opinion that:

Transfer Online, Inc.
September 24, 2012

  The Shares, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

  The Shares have been issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Act"), included, without limitation. Section 4(2) of the Act, and therefore are issued without registration under the Act.

Please issue the Shares as described herein and deliver them by overnight mail to the stockholder at the address set forth above. You may use the following Federal Express account for the delivery: 1315-9581-6.

The instructions set forth herein are irrevocable unless you receive subsequent instructions signed by both representatives of the Company and the Investor.

Thank you for your assistance and cooperation.

This opinion is rendered solely for your benefit in connection with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of the registration and exemption provisions of the Act, and we assume no responsibility as to the applicability thereto, or the effect thereon, of any other laws of the United States or the laws of any other jurisdiction.

Very truly yours,

Wickersham & Murphy. P.C.